UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

August 28, 2013
Date of Report (Date of earliest event reported)

1st Financial Services Corporation
(Exact Name of Registrant as Specified in Charter)

North Carolina	000-53264	26-0207901
State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

101 Jack Street, Hendersonville, North Carolina	28792
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (828) 697-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On August 28, 2013, 1st Financial Services Corporation (the “1st Financial”), its wholly-owned subsidiary, Mountain 1st Bank & Trust Company (the “Mountain 1st”), and First-Citizens Bank & Trust Company (“First-Citizens”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, 1st Financial and Mountain 1st will, on the terms and subject to the conditions set forth in the Merger Agreement, merge with and into First-Citizens, so that First-Citizens will be the surviving banking corporation in the merger (the “Merger”). 1st Financial, Mountain 1st and First-Citizens anticipate that the Merger will close no later than the first quarter of 2014, subject to customary closing conditions, including regulatory approvals and approval of 1st Financial’s shareholders.

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $5.00 per share, of 1st Financial issued and outstanding immediately before the Effective Time (the “1st Financial Common Stock”) will be converted into the right to receive cash in an amount equal to $2.0 million divided by the total number of outstanding shares of 1st Financial Common Stock as of the Effective Time. At the Effective Time, the 1st Financial Common Stock, along with any unexercised options, shall be cancelled. There are presently 5,202,385 shares of 1st Financial Common Stock issued and outstanding.

Any holder of shares of 1st Financial Common Stock who perfects such holder’s dissenters’ rights of appraisal in accordance with and as contemplated by the North Carolina Business Corporation Act (the “NCBCA”) shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of the NCBCA.

Also at the Effective Time, each share of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, of 1st Financial issued and outstanding immediately before the Effective Time (the “1st Financial Preferred Stock”) will be converted into the right to receive cash in an amount equal to $8.0 million divided by the total number of outstanding shares of 1st Financial Preferred Stock as of the Effective Time. At the Effective Time, the 1st Financial Preferred Stock, along with the stock purchase warrant issued by 1st Financial to the United States Department of the Treasury to purchase up to 276,815 shares of 1st Financial Common Stock at a price of $8.87 per share, shall be cancelled. There are presently 16,369 shares of 1st Financial Preferred Stock issued and outstanding.

The Merger Agreement requires 1st Financial to call a meeting of its shareholders, to be held on or before January 31, 2014, for the purpose of obtaining the requisite shareholder approval required in connection with the Merger.

The obligation of First-Citizens to effect the Merger is subject to the satisfaction or waiver by First-Citizens, at or before the Effective Time, of certain conditions, including, but not limited to, (i) the absence of a “1st Financial Material Change” (as defined in the Merger Agreement); (ii) unless waived in writing by First-Citizens, each of the representations and warranties of 1st Financial and Mountain 1st contained in the Merger Agreement shall have been true and correct in all material respects when made, and they shall remain true and correct in all material respects on and as of the Effective Date; (iii) each of the Support Agreements executed and delivered by 1st Financial’s and Mountain 1st’s directors and executive officers shall remain in full force and effect and shall not have been breached; (iv) each of the Director’s Agreements executed and delivered by certain members of 1st Financial’s and Mountain 1st’s Boards of Directors, and the Retention Agreement executed and delivered by 1st Financial’s and Mountain 1st’s chief executive officer, Michael G. Mayer, shall remain in full force and effect and shall not have been breached; (v) each member of 1st Financial’s and Mountain 1st’s Boards of Directors immediately before the Effective Time shall have delivered his resignation from the Boards to be effective as of the Effective Time; (vi) 1st Financial and Mountain 1st shall have obtained and delivered such consents to assignments of leases and contracts as are requested by First-Citizens; and (vii) no regulatory authority shall have imposed any condition, restriction or requirement on the Merger which is deemed by First-Citizens to so adversely affect the economic or business benefits First-Citizens reasonably expects to derive from the Merger as to render it inadvisable for it to consummate the Merger.

The Merger Agreement also includes detailed representations, warranties and covenants of 1st Financial, Mountain 1st and First-Citizens, and termination provisions customary for transactions of this type, including provision for reimbursement of expenses and payment of a termination fee. From the date of the Merger Agreement to the Effective Time, 1st Financial and Mountain 1st have each agreed to, among other things, carry on its business in and only in the regular and usual course, and, to use commercially reasonable efforts to preserve intact its present business organization, and preserve its relationships with customers, depositors, creditors, correspondents, suppliers, and others having business relationships with it. 1st Financial has also agreed not to initiate, solicit, facilitate or encourage discussions with third parties regarding other proposals to acquire 1st Financial and it has agreed to certain restrictions on its ability to respond to such proposals, as more fully described in the Merger Agreement.

The foregoing description of the Merger Agreement is a summary and does not purport to be a complete description of all of the terms of the Merger Agreement and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein. The Merger Agreement includes representations and warranties each party has made to the other. The assertions embodied in the representations and warranties are qualified by information in confidential disclosure schedules the parties delivered to each other when they executed the the Merger Agreement. Certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders and investors, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise, and investors should not rely on the representations and warranties for any other purpose.

Additional Information

In connection with the proposed merger, 1st Financial will file a proxy statement to be sent to each if its shareholders, and 1st Financial may file other relevant documents concerning the merger with the Securities and Exchange Commission (the “SEC”). SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

You will be able to obtain a free copy of the proxy statement, as well as other filings containing information about 1st Financial, at the SEC’s website (http://www.sec.gov). You will also be able to obtain these documents, free of charge, by accessing 1st Financial’s website (http://www.mountain1st.com).

1st Financial and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of 1st Financial in connection with the Merger. Information about the directors and executive officers of 1st Financial is set forth in the proxy statement for 1st Financial’s 2013 annual meeting of shareholders, as filed with the SEC on April 30, 2013. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement regarding the merger when it becomes available. You may obtain free copies of these documents as described above.

Item 8.01. Other Events.

On August 28, 2013, 1st Financial and First-Citizens issued a joint press release announcing the execution of the Merger Agreement. A copy of that press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Forward-looking Statements

This Current Report on Form 8-K contains certain forward-looking statements about 1st Financial’s financial condition and results of operations, which are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. Those statements may be identified by the use of terms such as “may”, “will”, “should”, “could,” “plans”, “intends”, “anticipates”, “expects”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of our management about future events. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. 1st Financial undertakes no obligation to publicly revise these forward-looking statements to reflect events and circumstances that arise after the date hereof. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) failure to obtain regulatory approvals and meet other closing conditions to the Merger, including approval of 1st Financial’s shareholders, on the expected terms and schedule; (2) absent consummation of the Merger, there is substantial doubt about the ability of 1st Financial to continue as a going concern; (3) 1st Financial and Mountain 1st may be subject to additional, heightened enforcement actions, and ultimately Mountain 1st may be placed under conservatorship or receivership if we do not consummate the Merger, raise additional capital or otherwise comply with the Consent Order (the Consent Order) with the Federal Deposit Insurance Corporation (FDIC) and the North Carolina Commissioner of Banks (the Commissioner), and the Written Agreement (the Written Agreement) with the Federal Reserve Bank of Richmond (Federal Reserve Bank), or if our condition deteriorates; (4) if we do not consummate the Merger, we need to raise additional capital in the future in order to satisfy regulatory requirements, but that capital may not be available when it is needed; (5) the impact of the extensive reforms enacted in the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Dodd-Frank Act), the precise nature, extent, and timing of many of these reforms and the impact on us is still uncertain; (6) competitive pressure among depository institutions increases significantly; (7) further credit quality deterioration, which could cause an increase in the provisions for loan losses; (8) general economic conditions, particularly those affecting real estate values, either nationally or in the market area in which we do or anticipate doing business, are worse than expected; (9) regulatory limitations or prohibitions with respect to the operations or activities of 1st Financial and/or Mountain 1st; (10) revenues are lower than expected; (11) the availability of and/or an unexpectedly high cost of additional capital; (12) the effects of the FDIC deposit insurance premiums and assessments; (13) the effects of and changes in monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; (14) volatility in the credit or equity markets and its effect on the general economy; (15) demand for the products or services of 1st Financial, as well as its ability to attract and retain qualified people; (16) the effect of other requirements in the Consent Order and the Written Agreement to which we are subject and any further regulatory actions; (17) the costs and effects of legal, accounting, and regulatory developments and compliance, including the Consent Order and the Written Agreement; and (18) premiums for directors’ and officers’ (D&O) insurance may increase: we may be unable to renew our D&O insurance policy on acceptable terms. See also those risk factors identified in the section headed “Risk Factors”, beginning on page 18 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 5, 2013. 1st Financial undertakes no obligation to update any forward-looking statement, whether written or oral, which may be made from time to time by or on behalf of 1st Financial.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No	Description of Exhibit

2.1
Agreement and Plan of Merger, dated as of August 28, 2013, by and among 1st Financial Services Corporation, its wholly-owned subsidiary, Mountain 1st Bank & Trust Company, and First-Citizens Bank & Trust Company.*

99.1	Press Release announcing the execution of the Merger Agreement, August 28, 2013.

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. 1st Financial agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST FINANCIAL SERVICES CORPORATION

Dated: August 28, 2013	By:	/s/ Michael G. Mayer
Michael G. Mayer,
Chief Executive Officer